SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 30, 2010
(Date of Report; Date of Earliest Event Reported)

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)

734-477-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 30, 2010, the Company entered into an Agreement to Correct Page to correct drafting errors in the Term Loan Agreement dated March 31, 2010 (the “Term Loan Agreement”) with GA Capital LLC, as administrative agent, and other lenders.

Under the Term Loan Agreement, if the Company fails to achieve specified levels of earnings before interest, taxes, depreciation and amortization (“EBITDA”), the increased seasonal excess availability requirements provided for in the Agreement will become applicable throughout the remainder of the term of the Term Loan Agreement. The principal purpose of the correction was to clarify that the EBITDA test for the trailing eleven month period ending on or about December 31, 2010 is $60,880,000 (i.e. 80% of $76,100,000) rather than $76,100,000 as was initially provided in the Term Loan Agreement.

The correction also clarified that other Indebtedness permitted by the Term Loan Agreement could be incurred by the Company or any of its Subsidiaries, rather than merely by the Company as was initially provided in the Term Loan Agreement.  A copy of this agreement is attached as Exhibit 10.24 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

Ex. - 10.24	Borders Group, Inc. Agreement to Correct Page of the Term Loan Agreement dated April 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc.
(Registrant)

Dated: May 5, 2010	By: /s/ Mark R. Bierley
Mark R. Bierley
Executive Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

Ex. - 10.24	Borders Group, Inc. Agreement to Correct Page of the Term Loan Agreement dated April 30, 2010